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                              AMENDATORY AGREEMENT

        THIS AMENDATORY AGREEMENT (this "Amendatory Agreement") is entered into on September 10, 1998, by and between Dean Foods Company, a Delaware corporation ("Dean"), and Agrilink Foods, Inc., a New York corporation ("Agrilink"), with respect to the Stock Purchase Agreement dated July 24, 1998 by and between them (the "Stock Purchase Agreement") and the Asset Transfer Agreement dated July 24, 1998 by and between them ("the Asset Transfer Agreement"). Dean and Agrilink are sometimes referred to herein as a "Party" and collectively as the "Parties".

        In consideration of the premises and the mutual agreements herein contained, the Parties agree as follows:

          1. Each of the following items is removed from Exhibit C of the Stock Purchase Agreement:

                             WASECA, MINNESOTA item 1
                             WATSONVILLE, CALIFORNIA item 5
                             FAIRWATER, WISCONSIN items 2 and 3

          2. The term "Title Insurance Commitments" used in the Stock Purchase Agreement includes, in addition to the title insurance commitments identified in Section 3(b)(x)(D) of the Stock Purchase Agreement, each of the following:

               Commitment for Title Insurance dated July 27, 1998 issued by First American Title Insurance Company related to the Ft. Atkinson, Wisconsin Owned Premises.

               Commitment for Title Insurance dated August 10, 1998 issued by First American Title Insurance Company related to the Cedar Grove, Wisconsin Owned Premises.

               Commitment for Title Insurance dated July 13, 1998 issued by First American Title Insurance Company related to the Brillion, Wisconsin Owned Premises.

          3. The two pages attached hereto as Appendix A replace Section (O) and (P) of Schedule 3(b)(xv) of the Seller Disclosure Schedule delivered by Dean in connection with the Stock Purchase Agreement.

          4. The three pages attached hereto as Appendix B replace Schedule 3(b)(xxviii) of the Seller Disclosure Schedule delivered by Dean in connection with the Stock Purchase Agreement.

          5. Notwithstanding Section 2(d) of the Stock Purchase Agreement, Dean agrees that Agrilink may delay the Closing under the Stock Purchase Agreement from September 8, 1998 until as late as September 22, 1998. Dean certifies to Agrilink that, after giving effect to this Amendatory Agreement, each of the conditions specified in Section 7(a)(i) through (iv), inclusive, of the Stock Purchase Agreement (in the case of the condition specified in Section 7(a)(iv), to the Knowledge of the Seller (as defined in the Stock Purchase Agreement)) is satisfied on September 8, 1998. In return for such agreement and certification, Agrilink



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               waives each of the conditions to the obligation of Agrilink to consummate the Closing set forth in Section 7(a)(i) through (vi), inclusive, of the Stock Purchase Agreement and in Section 7(a)(xii) of the Stock Purchase Agreement except insofar as such Section relates to Sections 7(a)(vii) through (xi), inclusive, of the Stock Purchase Agreement.

          6. Dean acknowledges that pursuant to the final sentence of Section 3(v) of the Asset Transfer Agreement, Agrilink has furnished information to Dean under cover of David M. Mehalick's letter to Brian D. Hogan dated August 18, 1998. Agrilink acknowledges that pursuant to the final sentence of Section 3(b)(xxiv) of the Stock Purchase Agreement, Dean has furnished information to Agrilink under cover of Dale Hecox's undated letter to David M. Mehalick received by facsimile on August 21, 1998. Agrilink confirms that the post-retirement medical benefit obligations to current and former salaried employees of Dean Foods Vegetable Company ("DFVC"), to current and form Wisconsin union and non-union, hourly employees of DFVC and to union retirees of the Birds Eye (General Foods) Fulton, New York and Waseca, Minnesota plants described in such information are obligations of DFVC for which Dean shall bear no further responsibility subsequent to the Closing under the Stock Purchase Agreement.

          7. Each of the following items is removed from Schedule A to the form of License Agreement that is Exhibit A to the Asset Transfer
               Agreement:

                             MARK                     REGISTRATION NO.
                             ----                     ----------------

                             Thank You                    384,355
                             Thank You                    592,509
                             Thank You                    746,304
                             Thank You                    749,255
                             Thank You                    300,126

          8. In the event the third parties that provide Agrilink with financing in connection with the transactions contemplated by the Stock Purchase Agreement require that Agrilink merger DFVC into Agrilink promptly following the Closing under the Stock Purchase Agreement, and provided Agrilink does not change its name in such merger, Dean waives the obligation of Agrilink in the first sentence of Section 6(f) of the Stock Purchase Agreement. The second sentence of Section 6(f) of the Stock Purchase Agreement will continue to apply notwithstanding such waiver. Any such merger shall be a matter solely between Agrilink and such third parties, and shall not be a transaction contemplated by the Stock Purchase Agreement or the Asset Transfer Agreement for purposes thereof. In the event of any such merger, references to DFVC in the Stock Purchase Agreement with regard to any time subsequent to such merger (for example, in Section 6(e) of, and in Exhibit B to, the Stock Purchase Agreement) shall be deemed references to Agrilink.

          9. Item 3 of the first page of Schedule 3(k) of the Transferor Disclosure Schedule delivered by Agrilink in connection with the Asset Transfer Agreement is revised to

                                       2


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               read as follows (with an indication that the listed foreign trademark applies to the Aseptic Business):

          3.   Foreign Trademarks (See attached regarding registrations)

                             BONUS and Design

               and the following is added to the referenced attachment:

                       Mark         Reg./Appn. No.   Goods
                       ----         --------------   --------
                       BONUS        Canada           canned products; ham and
                       and Design   104665           chicken sandwich deviled
                                                     ham sandwich spread, beef
                                                     and chicken sandwich
                                                     spread, ham and pickle
                                                     sandwich spread

          10. Item 15 of Schedule 3(n) of the Transferor Disclosure Schedule delivered by Agrilink in connection with the Asset Transfer Agreement is revised to add the following: Co-Pack Agreement dated as of June 21, 1995 with Associated Milk Producers, Inc.

          11. The Stock Purchase Agreement shall be amended to add the following Section 6(k) which shall be and read as follows:

                      (k) Utilization of Lawson Software. Seller agrees to pay or reimburse Targets for the initial licensing fee of $63,000 payable to Lawson Associates, Inc. for continued use by Targets of Lawson Software as described in the letter to Eric Blanchard dated September 9, 1998.

          12. Section 2(f)(i) of the Stock Purchase Agreement shall be amended to replace the number "3" with the number "4".

          13. Schedule 3(k) of the Transferor Disclosure Schedule delivered by Agrilink in connection with the Asset Transfer Agreement is further revised to add the following disclosure:

                      6.     Security Interests.

                             Immediately prior to the Closing, Transferor will grant a Security Interest in the trademarks referred to in paragraph 2 above to Harris Trust & Savings Bank, which Security Interest will be subordinated in all respects to the rights of Transferee under the License Agreement appearing as Exhibit A to the Asset Transfer Agreement.

        Except as expressly provided in this Amendatory Agreement, the Stock Purchase Agreement and the Asset Transfer Agreement shall remain unamended and unwaived and shall remain in full force and effect in accordance with their respective terms. As used in the Stock

                                       3


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Purchase Agreement and the Asset Transfer Agreement, references to "this
Agreement" or the like shall refer to the same as modified by this Amendatory Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Amendatory Agreement on the date first above written.

                                            DEAN FOODS COMPANY

                                            By:    /s/ Eric A. Blanchard
                                                  -----------------------------

                                            Title: Vice President
                                                   ----------------------------


                                            AGRILINK FOODS, INC.

                                            By:    /s/ Earl L. Powers
                                                   -----------------------------

                                            Title: Vice President
                                                   -----------------------------



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